Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Assertio Holdings, Inc. of our report dated March 31, 2023 relating to the consolidated financial statements of Spectrum Pharmaceuticals, Inc., appearing in the Form 10-K of Spectrum Pharmaceuticals, Inc. for the year ended December 31, 2022.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Los Angeles, California

June 1, 2023